UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2020

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2020, Alkermes plc (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., Elliott Associates, L.P., Elliott Advisors (UK) Limited and Elliott International, L.P. (collectively, “Elliott”).

Pursuant to the Cooperation Agreement, the Company and Elliott have agreed to identify a mutually agreeable director (the “Additional Director”) to be appointed to the board of directors of the Company (the “Board”) prior to March 31, 2021.

In addition, the Company has agreed to form a new committee of the Board (the “New Committee”), which will initially be composed of four (4) members: Richard F. Pops, Frank Anders Wilson, Brian McKeon and David Daglio. The New Committee will oversee achievement of profitability targets and implementation of the Company’s cost optimization activities, including the potential monetization of the Company’s non-core assets. The Additional Director would be appointed to the New Committee following his or her appointment to the Board.

Effective upon execution of the Cooperation Agreement, Elliott withdrew its notice of nomination to the Company of nominees for election to the Board at the Company’s 2021 Annual General Meeting of Shareholders.

The Cooperation Agreement further provides, among other things, that:

•	the Company shall hold an “investor day” for the Company’s shareholders on or prior to March 31, 2021;
•

so long as Elliott beneficially owns a net long position of, or has aggregate net long economic exposure to, at least 3.0% of the Company’s then outstanding ordinary shares, par value $0.01 (“Ordinary Shares”), if the Additional Director resigns from the Board or ceases to be a director for any other reason, the Company and Elliott agreed to cooperate with each other to select a mutually acceptable replacement director to be appointed to the Board, in accordance with the Company’s Articles of Association;

•	during the term of the Cooperation Agreement, each party agreed to a mutual non-disparagement provision, subject to customary exceptions specified in the Cooperation Agreement;
•

during the term of the Cooperation Agreement, Elliott has agreed to vote all of its Ordinary Shares at all annual and extraordinary general meetings of shareholders of the Company, and in connection with any consent solicitations, in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors and (ii) any other proposal submitted to the shareholders of the Company other than proposals related to any Extraordinary Transaction (as defined in the Cooperation Agreement), subject to certain exceptions specified in the Cooperation Agreement; and

•

during the term of the Cooperation Agreement, Elliott is subject to customary standstill restrictions, including, among others, restrictions with respect to (i) acquiring Voting Securities (as defined in the Cooperation Agreement) that would result in Elliott having beneficial ownership of more than 9.9% of the then-outstanding Ordinary Shares, (ii) requisitioning, requesting or calling an annual or extraordinary general meeting of shareholders of the Company, nominating or recommending for nomination any persons for election to the Board (except as expressly permitted by the Cooperation Agreement) or making other shareholder proposals to the Company, or seeking to remove Board members, (iii) engaging in any solicitation of proxies or consents, (iv) proposing certain Extraordinary Transactions, changes in the composition of the Board or the Company’s capitalization management, corporate or governance structure (except as expressly permitted by the Cooperation Agreement) and (v) engaging in short sales or transacting in certain derivative securities that would result in Elliott ceasing to have a net long position in the Company.

The Cooperation Agreement will terminate on the earlier of (i) December 31, 2021 and (ii) the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Articles of Association for the nomination of director candidates for election at the Company’s 2022 Annual General Meeting of Shareholders, or earlier under certain specified circumstances.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement (including the press release attached thereto), a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On December 9, 2020, each of Robert A. Breyer and Paul J. Mitchell notified the Company of his decision to resign from the Board and from any committees of the Board on which he serves, in each case effective as of the close of the Company’s 2021 Annual General Meeting of Shareholders.

(d)   On December 9, 2020, the Board increased the size of the Board to twelve (12) directors and elected each of David A. Daglio, Jr. and Brian P. McKeon to the Board, in each case effective December 9, 2020. As of the date of this Current Report on Form 8-K, neither Mr. McKeon or Mr. Daglio have been appointed to any committee of the Board.

For their respective service on the Board, each of Mr. Daglio and Mr. McKeon will receive (i) a new director equity grant and (ii) an annual cash retainer and annual equity grant (which amounts will be pro-rated for their first year of service on the Board), in each case with the terms, and in the amounts, as determined in accordance with the processes described in the “Director Compensation” section of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 3, 2020. The new director equity grant and the pro-rated annual equity grant for each of Mr. Daglio and Mr. McKeon will be granted at the first regularly scheduled Board meeting attended by each director following his election to the Board.

In addition, the Company will enter into a deed of indemnification with each of Mr. Daglio and Mr. McKeon in substantially the form filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, and Alkermes, Inc., a wholly-owned indirect subsidiary of the Company, will enter into an indemnification agreement with each of Mr. Daglio and Mr. McKeon in substantially the form filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Neither Mr. Daglio nor Mr. McKeon is, or has been since January 1, 2019, a participant in any transaction involving the Company, or a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 10, 2020, the Company issued a press release related to a number of company updates, including the matters described in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Cooperation Agreement, dated December 10, 2020, by and among Alkermes plc, Elliott Investment Management L.P., Elliott Associates, L.P., Elliott Advisors (UK) Limited and Elliott International, L.P.
99.1	Press release issued by Alkermes plc dated December 10, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: December 10, 2020	By:	/s/ David J. Gaffin
David J. Gaffin
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

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